Exhibit 3.4

THIS WARRANT AND THE SHARES OF CAPITAL STOCK ISSUED UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

Issuance Date: [_____], 2022

NIGHTFOOD HOLDINGS, INC.
COMMON STOCK PURCHASE WARRANT

Nightfood Holdings, Inc., a Nevada corporation (the “Company”), hereby certifies that, for value received, the person(s) named on the signature page of this Warrant or its assigns (the “Holder”) is entitled, subject to the terms set forth in this warrant agreement (this “Warrant”), to purchase from the Company up to [_____] ([__]) fully paid and nonassessable shares (the “Shares”) of its Common Stock, par value $0.001 per share (the “Common Stock”), at a purchase price per Share equal to $0.40 (as adjusted from time to time as provided herein, the “Exercise Price”).

1. Defined Terms. For purposes of this Warrant, the following terms shall have the meanings ascribed thereto:

(a) “Board” means the board of directors of the Company.

(b) “Exercise Period” means the time period commencing on the date of this Warrant and ending on the Expiration Time.

(c) “Expiration Time” means 5:00 p.m. Eastern time on [_____], 2027, unless earlier canceled in accordance with the terms hereof.

2. Exercise of Warrant.

(a) Subject to Section 2(b) below, this Warrant may be exercised in full or in part at any time or from time to time during the Exercise Period by the Holder hereof by surrender of this Warrant and the exercise notice annexed hereto as Exhibit A (duly executed) by the Holder, to the Company at its principal office, accompanied by payment, in cash, wire transfer of immediately available funds or by certified check payable to the order of the Company in the amount obtained by multiplying (a) the number of shares of Common Stock designated by the holder in the exercise notice by (b) the Exercise Price then in effect. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Shares available hereunder shall have the effect of lowering the outstanding number of Shares purchasable hereunder in an amount equal to the applicable number of Shares purchased. The Holder and the Company shall maintain records showing the number of Shares purchased and the date of such purchases. The Company shall deliver any objection to any exercise notice within two (2) business days of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Shares hereunder, the number of Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. No ink-original exercise notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any exercise notice be required.

(b) Delivery of Shares Upon Exercise. The Company shall cause the Shares purchased hereunder to be transmitted by the Company’s Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Shares to or resale of the Shares by Holder or (B) the Shares are eligible for resale by the Holder without volume or manner-of- sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Exercise notice by the date that is the earlier of (i) the earlier of (A) two (2) trading days after the delivery to the Company of the Exercise notice and (B) one (1) trading day after delivery of the aggregate Exercise Price to the Company and (ii) the number of trading days comprising the Standard Settlement Period after the delivery to the Company of the Exercise notice (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Shares, provided that payment of the aggregate Exercise Price is received within the earlier of (i) five (5) trading days and (ii) the number of trading days comprising the Standard Settlement Period following delivery of the Notice of Exercise. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of trading days, on the Company’s primary trading market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

(c) Delivery of New Warrant Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(d) Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Shares by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(e) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(f) Charges, Taxes and Expenses. Issuance of Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Shares, all of which taxes and expenses shall be paid by the Company, and such Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by Assignment Form in form and substance acceptable to the Company, duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any exercise notice and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Shares.

(g) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

3. Covenants as to Common Stock. The Company covenants that all Shares which may be issued upon the exercise of this Warrant, shall, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof, except for such encumbrances as to which the Holder may have otherwise agreed. The Company shall at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to permit the exercise of this Warrant in full.

4. No Stockholder Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

5. Adjustments to Shares and Exercise Price.

(a) Adjustments for Subdivisions, Combinations, Dividends and Distributions of Common Stock. If, at any time after the date of this Warrant, (x) the then outstanding shares of Common Stock shall be subdivided (by stock-split, reclassification or otherwise) or (y) the Company shall issue or make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution of additional shares of Common Stock payable on then outstanding shares of Common Stock, then, concurrently with, in the case of clause (x), the effectiveness of such subdivision, and, in the case of clause (y), the issuance or the making of such dividend or other distribution or as of the close of business on such record date (whichever is earlier), the number of Shares (then in effect) shall be increased, and the Exercise Price (then in effect) shall be decreased, in proportion to the increase in the number of then outstanding shares of Common Stock as a result of such subdivision, dividend or distribution of Common Stock, as the case may be. Notwithstanding the foregoing, if, in the case of clause (y), a dividend is not issued or a distribution is not made on the record date fixed therefor, then the number of Shares (then in effect) and the Exercise Price (then in effect) shall be readjusted to such number and such amount, respectively, as existed immediately prior to the fixing of such record date. If at any time after the date of this Warrant the then outstanding shares of Common Stock shall be combined (by consolidation, reclassification or otherwise), then, concurrently with the effectiveness of such combination, the number of Shares (then in effect) shall be decreased, and the Exercise Price (then in effect) shall be increased, in proportion to the decrease in the number of then outstanding shares of Common Stock as a result of such combination.

(b) Adjustments for Reorganization, Reclassification, Exchange and Substitution. If the Common Stock shall be converted into or exchanged for the same number or a different number of shares of any class or series of capital stock of the Company other than Common Stock or for other securities or property (whether by reorganization, reclassification or otherwise), then, concurrently with the effectiveness of such conversion or exchange:

(i) this Warrant shall be exercisable for, in lieu of the Shares, such other class or series of capital stock or other securities or property into which or for which the Common Stock was so converted or exchanged, and in such number of shares of such other class or series of capital stock or such amount of other securities or property, as the case may be, that is equivalent to the number of shares of such other class or series of capital stock or such amount of other securities or property into which or for which the Shares would have otherwise been converted or exchanged had they been outstanding at the time of such conversion or exchange;

(ii) the Exercise Price shall be adjusted to equal the quotient obtained from dividing (x) the product of the Shares and the Exercise Price (each as in effect immediately prior to such conversion or exchange) by (y) the number of shares of such other class or series of capital stock or such amount of other securities or property for which this Warrant shall be exercisable pursuant to clause (i) above; and

(iii) appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the terms of this Warrant with respect to the rights and interests of the Holder, to the end that the provisions set forth herein shall be applicable, as nearly as they reasonably may be, in relation to any shares of capital stock or other securities or property deliverable upon the exercise of this Warrant.

(c) Certificate of Adjustment. The Company shall, within thirty (30) days of a written request thereof from the Holder, prepare and furnish to the Holder a certificate setting forth (x) the number of Shares and the Exercise Price, each as then in effect, (y) each adjustment (showing in detail the facts upon which such adjustment is based) made to the number of Shares and the Exercise Price since the date of this Warrant and (z) to the extent this Warrant is no longer exercisable for Common Stock, the kind and amount of securities, assets or property for which the Warrant may be exercisable.

6. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, upon request of the Holder, issue a new warrant of like tenor, provided that the Holder (i) submits an affidavit made to the Company that this Warrant has been lost, stolen or destroyed, as the case may be, (ii) executes an agreement to indemnify the Company from any loss incurred by the Company in connection with this Warrant and (iii) in the case of a mutilated Warrant, surrenders to the Company such mutilated Warrant.

7. Notice of Certain Events. If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation (each, an “Extraordinary Event”) shall be effected, then, if not expressly exercised pursuant to Section 2 prior to such Extraordinary Event, this Warrant shall be canceled without any payment therefor immediately prior to the consummation of such Extraordinary Event. The Company shall provide or cause to be provided to the Holder written notice of such event no less than thirty (30) days prior to the consummation of such Extraordinary Event (or the maximum number of days if such event is expected to be consummated in less than thirty (30) days from the date the Company is obligated or bound (with or without conditions) to consummate such Extraordinary Event).

8. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 10).

9. No Impairment. The Company shall not, by amendment of its certificate of incorporation or through any reclassification, recapitalization event, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

10. Miscellaneous.

(a) Governing Law. This Warrant shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

(b) Entire Agreement; Amendment; Waiver. This Warrant (including any exhibits attached hereto) constitutes the entire understanding between the Company and the Holder with respect to the subject matter hereof. No modification or amendment to this Warrant, nor any waiver of any rights under this Warrant, shall be effective unless done in writing and signed by the Company and the Holder.

(c) Tax Consequences. The Holder acknowledges that the Company has made no representation regarding the potential or actual tax consequences for the Holder which will result from the issuance of this Warrant. The Holder acknowledges that the Holder bears complete responsibility for obtaining adequate tax advice regarding this Warrant.

(d) Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(e) Counterparts; Facsimile. This Warrant may be executed and delivered by facsimile or electronic signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(f) Titles and Subtitles(g). The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company have executed this Common Stock Purchase Warrant as of the date first above written.

COMPANY:

NIGHTFOOD HOLDINGS, INC.
a Nevada corporation

By:
	Name:	Sean Folkson
	Title:	Chief Executive Officer
	Address:	520 White Plains Road Suite 500
Tarrytown, NY 10591

EXHIBIT A

EXERCISE FORM

(To be signed only on exercise of Warrant)

Nightfood Holdings, Inc.

520 White Plains Road

Suite 500

Tarrytown, NY 10591

The undersigned hereby irrevocably elects to exercise the right to purchase represented by the within Warrant for, and to purchase thereunder, _______ shares of the stock provided for therein, herewith pays the Exercise Price in accordance with the terms of this Warrant and requests that certificates for such shares be issued in the name of:

_________________________________________________________________

(Please print name, address, and tax identification number)

_________________________________________________________________

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of the undersigned holder of the within Warrant or his Assignee as below indicated and delivered to the address stated below.

NAME OF HOLDER OR ASSIGNEE:______________________________________

(Please print)

ADDRESS OF HOLDER

OR ASSIGNEE:_____________________________________________________

SIGNATURE OF HOLDER:_____________________________________________

DATED:__________________